Exhibit 32.2

Certification of Principal Financial Officer and Principal Accounting Officer pursuant to

18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Kedem Pharmaceuticals Inc. (the “Company”) on Form 10-Q for the period ended November 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Audrey Lew, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 31, 2012

By:	/s/ Audrey Lew
Audrey Lew
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)